FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 7, 2010

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Todd Shipyards Corporation announced that the U.S. Navy ("Navy") has awarded to its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific" or the "Company"), a $6,521,695.00 modification to previously awarded contract N00024-08-C-4416. This contract modification represents an exercised option for the Planned Incremental Availability ("PIA") for USS JOHN C. STENNIS (CVN74) ("Stennis"), at Puget Sound Naval Shipyard which will commence on May 17, 2010 and is expected to be completed November 17, 2010. This modification represents the authorization of additional repairs and alterations of various ship's systems and equipment throughout the aircraft carrier Stennis, and is a portion of the work to be completed by Todd Pacific during the overhaul period. The Company anticipates that additional work on the carrier will be definitized by the Navy, resulting in total contract modifications in the range of $21-24 million.

Todd's work in support of the PIA of the Stennis is being performed pursuant to the Company's five-year Multi-Ship Multi-Option ("MSMO") contract with the Navy for the overhaul and continued maintenance of the aircraft carriers stationed at Bremerton and Everett, Washington. The cost-type MSMO contract was awarded to Todd Pacific in 1999 and 2004 for five years each, and was awarded again in 2008 for an additional five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2010.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel